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                                                                    EXHIBIT 21.1

                        MARQUETTE MEDICAL SYSTEMS, INC.

Subsidiaries:

The Company subsidiaries are listed below:

                                                    STATE OR COUNTRY
     NAME                                           OF ORGANIZATION
     ----                                           ---------------

Marquette Electronics Anesthesia
& Respiratory Care Corp.                              Missouri

Marquette Leasing, Inc.                               Wisconsin

Marquette International, Ltd.                         Virgin Islands

Marquette Hellige UK, Ltd.                            England

Marquette Hellige Italia, SRL                         Italy

Marquette Hellige S.A.S.                              France

Marquette Benelux n.v./s.a.                           Belgium

Marquette Hellige Espana, S.A.                        Spain

Marquette Medical Systems
 (Australia) PTY, Ltd.                                Australia

Corometrics Medical Systems, Inc.                     Delaware

Hellige Ges.m.b.H.                                    Austria

Marquette Hellige GmbH                                Germany

E For M Corporation                                   Delaware

Vari-X, Inc.                                          California